Bermuda Office

Appleby (Bermuda)

Limited

Canon’s Court

22 Victoria Street

PO Box HM 1179

Hamilton HM EX

Bermuda

Tel +1 441 295 2244

Fax +1 441 292 8666

applebyglobal.com

Appleby (Bermuda) Limited (the Legal Practice) is a limited liability company incorporated in Bermuda and approved and recognised under the Bermuda Bar (Professional Companies) Rules 2009. “Partner” is a title referring to a director, shareholder or an employee of the Legal Practice. A list of such persons can be obtained from your relationship partner.

Exhibit 5.1

Brookfield Renewable Partners L.P. Brookfield Renewable Energy L.P. BRP Bermuda Holdings I Limited Brookfield BRP Europe Holdings (Bermuda) Limited 73 Front Street Hamilton Bermuda HM 11	Email CLangley@applebyglobal.com Direct Dial +1 441 298 3202 Appleby Ref 404008.0050/CL/MEB/AK By Email 15 March 2024

Ladies and Gentlemen

Registration Statement on Form F-3

We have acted as legal advisers as to matters of Bermuda law to Brookfield Renewable Partners L.P., an exempted limited partnership organized under the laws of the Islands of Bermuda (BEP), acting by its general partner, Brookfield Renewable Partners Limited, a Bermuda exempted company (BRPL), Brookfield Renewable Energy L.P., an exempted limited partnership organized under the laws of the Islands of Bermuda (BRELP), acting by its general partner, BREP Holding L.P., an exempted limited partnership organized under the laws of the Islands of Bermuda (BHLP), BHLP, acting by its general partner BRP Bermuda GP Limited, a Bermuda exempted company (BRPGP), BRP Bermuda Holdings I Limited, a Bermuda exempted company (LATAM Holdco) and Brookfield BRP Europe Holdings (Bermuda) Limited, a Bermuda exempted company (Euro HoldCo). We have been requested to render this opinion in connection with the joint filing by BEP, Brookfield BRP Holdings (Canada) Inc., a corporation organized under the laws of Ontario, Canada (NA Holdco), BRELP, LATAM Holdco, Euro HoldCo and BEP Subco Inc., a corporation organized under the laws of Ontario, Canada (Canada Subco), of:

1.

an automatic shelf registration statement on Form F-3 (Registration Statement) for the purpose of registering under the U.S. Securities Act of 1933, as amended (Securities Act), among other securities, (a) debt securities to be issued by NA Holdco (Debt Securities) and fully and unconditionally guaranteed by BEP, BRELP, LATAM Holdco, Euro HoldCo and Canada Subco, such Debt Securities to be issued pursuant to an indenture dated 15 April 2021 entered into in connection with the issuance of such Debt Securities thereunder (Indenture), among NA Holdco as the issuer, BEP, and which may be guaranteed by (subject to the terms of the Indenture) BRELP, LATAM Holdco, Euro HoldCo and Canada Subco, as guarantors, and

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Computershare Trust Company, N.A., as trustee, with the specific terms of each issuance of Debt Securities to be set forth in one or more board resolutions or officer’s certificates of NA Holdco and/or supplemental indentures to the Indenture; (b) a guarantee of BEP contained in the Indenture in respect of the Debt Securities; (c) guarantees contained in any supplemental indentures in respect of the Debt Securities by BRELP, LATAM Holdco, Euro HoldCo and Canada Subco as provided for in the Indenture; (d) the issuance by BEP of Units (as defined in the Prospectus); and (e) the delivery of LP Units (as defined in the Prospectus) by a selling unitholder named therein, in each case, pursuant to the Registration Statement (collectively, Securities);

2.	the base prospectus, dated as of 15 March 2024, contained in the Registration Statement (Prospectus);

3.	any prospectus supplement (Prospectus Supplement) to the Prospectus used in connection with the offering of the Securities; and

4.	any “free writing prospectus” (Free Writing Prospectus) within the meaning of Rule 405 under the U.S. Securities Act of 1933, as amended (Securities Act),

with the Securities and Exchange Commission (SEC), and the rules and regulations promulgated thereunder, relating to the Securities to be issued from time to time pursuant to Rule 415 under the Securities Act.

Note that BRPL acting as general partner of BEP and BRPGP acting as general partner of BHLP, acting in its capacity as general partner of BRELP, may be referred to as the General Partner(s) and BEP, BHLP and BRELP may be referred to as the Partnership(s) in this opinion. Note that the General Partners, the Partnerships, BHLP, LATAM Holdco and Euro HoldCo may be referred to as the Bermuda Entities.

For the purposes of this opinion we have examined and relied upon the documents listed (which in some cases, are also defined) in the Schedule to this opinion (Documents).

ASSUMPTIONS

In stating our opinion we have assumed:

1.

the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarised or photostatic copies;

2.	the genuineness of all signatures on the Documents;

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3.	the authority, capacity and power of persons signing the Documents;

4.	that any representation, warranty or statement of fact or law, other than the laws of Bermuda made in any of the Documents, is true, accurate and complete;

5.	that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would have any implication in relation to the opinions expressed herein;

6.

that where incomplete documents, drafts or signature pages only have been supplied to us for the purposes of issuing this opinion, the original documents have been or will be duly completed and correspond in all material respects with the last version of the relevant documents examined by us prior to giving our opinion;

7.	that the Documents do not differ in any material respects from any forms or drafts of the same which we have examined and upon which this opinion is based;

8.	that the Documents are in the form of the documents approved in the Resolutions;

9.

that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by any actions taken by the Bermuda Entities in connection with the Registration Statement, the Securities or the Indenture, Prospectus Supplement or Free Writing Prospectus, or which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation under, or action to be taken under, the Registration Statement, the Securities or the Indenture, Prospectus Supplement or Free Writing Prospectus is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

10.

the accuracy, completeness and currency of the records and filing systems maintained at the public offices where we have searched or enquired or have caused searches or enquiries to be conducted, that such search and enquiry did not fail to disclose any information which had been filed with or delivered to the relevant body but had not been processed at the time when the search was conducted and the enquiries were made, and that the information disclosed by the Company and Partnership Searches and the Litigation Search is accurate and complete in all respects and such information has not been materially altered since the date and time of the Company and Partnership Searches and the Litigation Search;

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11.

the terms and transactions contemplated by any Prospectus Supplement or the Indenture adopted would not be inconsistent with the Resolutions and the terms and transactions contemplated by the Prospectus and the Registration Statement; and

12.

any amendment to the Registration Statement and the Prospectus is properly authorized by the applicable Bermuda Entities and the terms and transactions contemplated by any such amendment adopted would not be inconsistent with the Resolutions and the terms and transactions contemplated by the Prospectus and the Registration Statement as of the date hereof.

OPINION

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

1.

Each Partnership is an exempted limited partnership established and existing under the laws of Bermuda. Each Partnership possesses the capacity to sue and be sued in its own name and is in good standing under the laws of Bermuda. All suits in respect of the business of each Partnership shall be prosecuted by and against its respective General Partner.

2.

Each of the General Partners, LATAM Holdco and Euro HoldCo is an exempted company limited by shares and duly incorporated in Bermuda under the Companies Act 1981, each possessing the capacity to sue and be sued in its own name, and is validly existing and in good standing under the laws of Bermuda.

3.

When duly authorized, allotted, issued or sold and fully paid for pursuant to the terms of the applicable Resolutions and in accordance with the terms and conditions referred to or summarized in the Indenture and any Prospectus Supplement and/or Free Writing Prospectus and the applicable Constitutional Documents, when taken together with the Prospectus and the Registration Statement (including any documents incorporated by reference therein), the Units will be validly issued, fully paid and non-assessable units of BEP.

4.

Each General Partner, acting on behalf of the applicable Partnership, and each of LATAM Holdco and Euro HoldCo, has all the requisite corporate power to enter into, execute, deliver and perform the obligations of each applicable Partnership, LATAM Holdco and Euro HoldCo, respectively, under the Indenture, as applicable, and each has taken all actions as may be necessary to authorise the execution, delivery and performance of the Indenture.

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RESERVATIONS

We have the following reservations:

1.

In opinion paragraphs 1. and 2. above, the term “good standing” means only that the Bermuda Entities have each received a Certificate of Compliance from the Registrar of Companies in Hamilton Bermuda which confirms that they have neither failed to make any filing with any Bermuda governmental authority nor to pay any Bermuda government fee or tax, which might make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda.

2.

We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

3.

Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of such other jurisdiction.

4.

Where a person is vested with a discretion or may determine a matter in his or its opinion, such discretion may have to be exercised reasonably or such an opinion may have to be based on reasonable grounds.

5.

Any provision in the Indenture that certain calculations or certificates will be conclusive and binding will not be effective if such calculations or certificates are fraudulent or erroneous on their face and will not necessarily prevent juridical enquiries into the merits of any claim by an aggrieved party.

6.

Any reference in this opinion to Units being “non-assessable” shall mean, in relation to fully-paid Units of BEP and subject to any contrary provision in any agreement in writing between BEP and a holder of Units, that: no holder shall be obliged to contribute further amounts to the capital of BEP, either in order to complete payment for their Units, to satisfy claims of creditors of BEP, or otherwise.

7.	The Limited Partnership Act 1883 (the Act) provides that a limited partner shall be liable as a general partner if he takes part in the management of the partnership.

8.

A limited partner is liable to a Partnership, or to its creditors, for any amount in respect of such limited partner’s contribution to such Partnership to the extent such contribution has not been contributed in full, or to the extent such contribution is either released or returned to the limited partner contrary to the restrictions on reductions of capital contained in the Act.

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9.

A limited partner is liable for damages on account of misrepresentation in respect of false statements contained in the certificate of limited partnership, any supplementary certificates or certificate of cancellation in respect of a Partnership, to the extent a limited partner signed such certificate, or caused another to sign it on his/her behalf, and knew such statement to be false at the time of signature.

10.

Every partner of a Partnership who is guilty of any fraud in the affairs of such Partnership shall be liable civilly to the party injured to the extent of his damage and shall be liable for penalties applicable to offences committed against the Act.

11.

With respect to opinions 3 and 4, we have relied upon statements and representations made to us in the Officers’ Certificates provided to us by an authorised officer of each of the General Partners, LATAM Holdco and Euro HoldCo for the purposes of this opinion. We have made no independent verification of the matters referred to in the Officers’ Certificates, and we qualify such opinions to the extent that the statements or representations made in the Officers’ Certificates are not accurate in any respect.

12.

In order to issue this opinion we have carried out the Company and Partnership Searches as referred to in the Schedule and have not enquired as to whether there has been any change since the date of such searches.

13.	In order to issue this opinion we have carried out the Litigation Search as referred to in the Schedule and have not enquired as to whether there has been any change since the date of such search.

14.

Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book at the Registry of the Supreme Court and of the Register of Mortgages maintained at the office of the Registry General are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

14.1

Details of matters which have been lodged for filing or registration which as a matter of best practice of the Registrar of Companies or the Registry of the Supreme Court or the Registry General would have or should have been disclosed on the public file, the Causes Book or the Judgment Book or the Register of Mortgages, as the case may be, but for whatever reason have not actually been filed or registered or are not disclosed or which, notwithstanding filing or registration, at the date and time the search is concluded are for whatever reason not disclosed or do not appear on the public file, the Causes Book, Judgment Book or the Register of Mortgages;

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14.2

Details of matters which should have been lodged for filing or registration at the Registrar of Companies, the Registry of the Supreme Court or the Registry General but have not been lodged for filing or registration at the date the search is concluded;

14.3

Whether an application to the Supreme Court for a winding-up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Causes Book at the date and time the search is concluded;

14.4	Whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed; or

14.5

Whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the Register of Charges in accordance with the provisions of the Act.

DISCLOSURE

This opinion is addressed to you in connection with the registration of the Units with the SEC and is not to be used, quoted or relied upon for any other purpose. We consent to the filing of this opinion as an exhibit to the Registration Statement.

This opinion is governed by and is to be construed in accordance with Bermuda law. Further, this opinion speaks as of its date and is strictly limited to the matters stated in it and we assume no obligation to review or update this opinion if applicable law or the existing acts or circumstances should change.

Yours faithfully

/s/ Appleby (Bermuda) Limited

Appleby (Bermuda) Limited

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SCHEDULE

1.

The electronic extract provided in respect of each Bermuda Entity by the office of the Registrar of Companies and the Registrar General, as applicable, on 14 March 2024 (Company and Partnership Searches).

2.

A copy of the results of a search of the entries and filings shown and available for inspection in respect of the Bermuda Entities in the Cause and Judgement Book of the Supreme Court maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search conducted on 14 March 2024 (Litigation Search).

3.

Copies of: the Fourth Amended and Restated Limited Partnership Agreement of BEP between BRPL and each person who is admitted to the partnership as a limited partner from time to time dated 3 May 2016 as amended by the First Amendment to the Fourth Amended and Restated Limited Partnership Agreement dated 25 May 2016, the Second Amendment to the Fourth Amended and Restated Limited Partnership Agreement dated 14 February 2017, the Third Amendment to the Fourth Amended and Restated Limited Partnership Agreement dated 16 January 2018, the Fourth Amendment to the Fourth Amended and Restated Limited Partnership Agreement dated 28 February 2019, the Fifth Amendment to the Fourth Amended and Restated Limited Partnership Agreement dated 11 March 2019, the Sixth Amendment to the Fourth Amended and Restated Limited Partnership Agreement dated 24 February 2020, the Seventh Amendment to the Fourth Amended and Restated Limited Partnership Agreement dated 28 July 2020 and the Eighth Amendment to the Fourth Amended and Restated Limited Partnership Agreement dated 14 April 2022; the Amended and Restated Limited Partnership Agreement dated 20 November 2011 relating to BHLP; and the fourth amended and restated limited partnership agreement dated 30 December 2020 relating to BRELP (collectively, Limited Partnership Documents)

4.	In respect of each Partnership, the Certificate of Registration of an Exempted and Limited Partnership and supplements thereto.

5.

Certified copies of the following documents in respect of each of the General Partners, LATAM Holdco and Euro HoldCo: Certificate of Incorporation, memorandum of association and Bye-laws (Company Documents, and collectively with Limited Partnership Documents, Constitutional Documents).

6.	Copy of the Minutes of the Meetings of the Board of Directors of each of the General Partners, LATAM Holdco and Euro HoldCo, in each case, held on 12 February 2024 (Resolutions).

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7.

An officer’s certificate signed by an officer of each of the General Partners, LATAM Holdco and Euro HoldCo in respect of the Resolutions and in respect of the Units (collectively, Officers’ Certificates).

8.	Certificates of Compliance each dated 14 March 2024 issued by the Registrar of Companies in respect of each Bermuda Entity.

9.	The Registration Statement.

10.	The Prospectus.

11.	The Indenture.

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